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                                                                   Exhibit 99(c)


                             TXU US Holdings Company


                       Certificate Pursuant to Section 906
                         of Sarbanes - Oxley Act of 2002


     The undersigned, Michael J. McNally, Principal Financial Officer of TXU US Holdings Company (the "Company"), DOES HEREBY CERTIFY that:

   1. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange
      Act of 1934, as amended; and

   2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 14th day of November, 2002.




                                           /s/     Michael J. McNally
                                           ------------------------------------
                                           Name:  Michael J. McNally
                                           Title: Principal Financial Officer